TEMPUR SEALY ANNOUNCES NEW LONG-TERM CAPITAL ALLOCATION STRATEGY
– Expects to Initiate Quarterly Cash Dividend Beginning in 2021
–Increases Share Buyback Authorization
–Announces Four-for-One Stock Split in the Fourth Quarter 2020

LEXINGTON, KY, October 29, 2020 – Tempur Sealy International, Inc. (NYSE: TPX, “Company”) today announced its long-term capital allocation strategy, consisting of a quarterly cash dividend, share repurchases, and a four-for-one stock split. In a separate press release issued today, the Company reported its third quarter 2020 results, which included broad-based sales growth, record Adjusted EBITDA, and the lowest debt to Adjusted EBITDA leverage ratio in the Company’s history.

The strong financial results reflect the investments the Company has made in its products, brands, customer service, and manufacturing operations over the last five years. These investments and the Company’s omni-channel strategy position Tempur Sealy as a growth company with a fortified balance sheet and a capital allocation strategy that is designed to drive shareholder value, mitigate volatility, and increase diversity of its shareholder base.

The long-term capital allocation strategy includes the following key components:

•The Company intends to initiate a quarterly cash dividend beginning in early 2021 targeting an annual distribution to its stockholders of approximately 15% of net income. The Company believes the planned dividend will provide an appropriate return to income investors.

•The Board of Directors has increased the existing authorization under the Company's share repurchase program by approximately $170 million to $300 million. The Company is targeting the repurchase of at least 3% of shares outstanding annually, subject to market conditions, funded by operating cash flow. Since 2016, the Company has repurchased about 21% of its shares outstanding.

•The Board of Directors has declared a four-for-one stock split, which will be effected in the fourth quarter of 2020 and should make our common stock more accessible to new investors and improve trading liquidity.

Tempur Sealy President and CEO Scott Thompson commented, “Our adjusted EBITDA has grown 58% on a trailing twelve-month basis or a compound annual growth rate of 12% since September 2015 when the Company implemented its current operating plan. Our enhanced capital allocation strategy reflects our continued confidence in the long-term growth outlook of the business. We believe the actions above will drive shareholder value over time while also permitting continued investments in operations and opportunistic acquisitions.”

The four-for-one stock split will be effected through a stock dividend entitling each shareholder of record on November 10, 2020 to receive an additional three shares of stock for each share owned. The shares will be distributed after the close of trading on November 23, 2020, and trading will begin at the new split-adjusted price on November 24, 2020.

The Company expects to provide additional details regarding the Company’s initiation of a quarterly dividend on the fourth quarter 2020 earnings call in early 2021.

Non-GAAP Financial Measures

For additional information regarding adjusted EBITDA, please refer to the reconciliations and other information included in the Company’s SEC filings.

Forward-Looking Statements

This press release may be deemed to include statements that are “forward-looking” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “expects”, “intends”, “believes”, “should”, “targets”, “will”, and variations of such words or similar expressions are intended to identify such statements. Any forward-looking statements contained herein are based upon current expectations and beliefs and various anticipated assumptions. These forward-looking statements include, without limitation, statements relating to the Company’s quarterly cash dividend, the expected timing and impact of the stock split, the Company’s share repurchase targets, and the Company’s beliefs regarding the impact of its enhanced capital allocation strategy. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These risk factors include the duration, scope and severity of COVID-19 and its effects on the Company's business and operations, including the disruption or delay of production and delivery of materials and products in the Company's supply chain; uncertainties arising from global events; and general economic, financial and industry conditions, particularly conditions relating to liquidity, financial performance and related credit issues present in the retail sector. Other potential risk factors include the risk factors discussed under the heading “Risk Factors” in Part I, ITEM 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, ITEM 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding manufacturer. Tempur Sealy International, Inc. develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company's brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com